EXHIBIT 10.54

WAIVER AND CONSENT TO CREDIT AGREEMENT

     THIS WAIVER AND CONSENT TO CREDIT AGREEMENT (this “Consent”) is executed and delivered as of this 8th day of October, 2004 among LASALLE BANK NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”), the financial institutions party hereto (the “Lenders”), AKORN, INC., a Louisiana corporation (“Akorn”) and Akorn (New Jersey), Inc., an Illinois corporation (“Akorn New Jersey”).

W I T N E S S E T H :

     A.   The Administrative Agent, Akorn, Akorn New Jersey and the Lenders entered into a Credit Agreement dated as of October 7, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings attributed to them in the Credit Agreement.

     B.   Akorn intends to (i) enter into that certain Limited Liability Company Agreement for Akorn-Strides, LLC, a Delaware limited liability company (“Akorn-Strides”), to be dated on or around the date hereof (the “LLC Agreement”) along with Strides Arcolab Limited, a company organized under the laws of India (a copy of which is attached hereto as Exhibit A) pursuant to which Akorn may be required to contribute up to $2,500,000 in cash for an equity interest therein and (ii) advance up to $2,500,000 in cash pursuant to that certain Promissory Note issued on September 22, 2004 (the “A-S Note”) by Akorn-Strides in favor of Akorn (the foregoing referred to herein in as the “Transaction”).

     C.   The Companies have requested that the Administrative Agent and the Required Lenders consent to the action to be taken by the Companies in connection with the Transaction with respect to the Credit Agreement, subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows:

     1.   Waiver and Consent.  Subject to the terms and conditions herein, the Required Lenders hereby (i) consent to Akorn’s execution of and performance under the LLC Agreement and (ii) waive any Event of Default which, if not for the execution of this Consent, arising solely from (A) Akorn’s failure to comply with Section 11.1 of the Credit Agreement resulting from the Debt incurred by Akorn under the LLC Agreement with respect to Akorn’s Contingent Liability to contribute cash in Akorn-Strides and (B) Akorn’s failure to comply with Sections 11.5 and 11.11 of the Credit Agreement resulting from Akorn’s acquisition of a 50% equity interest in Akorn-Strides, Akorn’s capital contribution in Akorn-Strides and the Investment made by Akorn pursuant to the A-S Note; provided, that the foregoing clauses (i) and (ii) are expressly conditioned upon the requirements that (a) Akorn’s Investment with respect to Akorn-Strides shall be limited to cash contributed in accordance with the LLC Agreement or cash advanced under the A-S Note in amount which shall not (I) at any time prior to December 10, 2004, exceed $2,500,000 in the aggregate with respect to both cash contributed under the LLC Agreement and cash advance under the A-S Note and (II) at any time after the date hereof exceed $5,000,000 in the aggregate with respect to both cash contributed under the LLC Agreement and cash advance under the A-S Note at any time (b) with respect to any cash advanced or contributed pursuant to LLC Agreement or the A-S Note made after December 10, 2004, no advance or contribution shall be permitted if the total outstanding Revolving Loans (after giving effect to any such advance or contribution) is greater than or equal to $500,000 unless the Administrative Agent has given its prior written consent to such advance or contribution and (c) Akorn shall make no investment, payment or contribution in or to Akorn-Strides so long as any Event of Default exists or would result therefrom.

     2.   Representations and Warranties.  To induce the Administrative Agent and the Required Lenders to execute this Consent, each Company represents and warrants to the Administrative Agent and the Lenders as follows: (a) each Company has all requisite power and authority to execute, deliver and perform this Consent; (b) this Consent constitutes the legal, valid and binding obligation of each Company, enforceable against each Company in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity; (c) the representations and warranties in the Loan Documents are true and correct in all material respects with the same effect as though made on and as of the date of this Consent (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and (d) after giving effect to this Consent, no Unmatured Event of Default or Event of Default exists.

     3.   Conditions to Effectiveness.  The effectiveness of this Consent is expressly conditioned upon delivering to the Administrative Agent all of the following in form and substance acceptable to the Administrative Agent: (a) this Consent executed by each Company, the Administrative Agent and the Required Lenders and (b) an executed copy of the LLC Agreement certified by the secretary of Akorn as true, accurate and complete.

     4.   Affirmation.  Except as specifically provided in this Consent, the execution, delivery and effectiveness of this Consent shall not operate as a waiver or forbearance of any Default or Event of Default or any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents, or constitute a consent, waiver or modification with respect to any provision of the Credit Agreement or any of the other Loan Documents, and the Company hereby fully ratifies and affirms each Loan Document to which it is a party. Reference in any of this Consent, the Credit Agreement or any other Loan Document to the Credit Agreement shall be a reference to the Credit Agreement as modified hereby and as further amended, modified, restated, supplemented or extended from time to time. This Consent shall constitute a Loan Document for purposes of the Credit Agreement and the other Loan Documents.

     5.   Counterparts.  This Consent may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one instrument. Delivery of an executed counterpart of this Consent by facsimile shall be effective as delivery of an original counterpart.

     6.   Headings.  The headings and captions of this Consent are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Consent.

     7.   Further Assurances.  Each Company agrees to execute and deliver, or cause to be executed and delivered, in form and substance satisfactory to the Administrative Agent and the Lenders, such further documents, instruments, amendments and financing statements and to take such further action, as may be necessary from time to time to perfect and maintain the liens and security interests created by the Loan Documents.

     8.   APPLICABLE LAW.  THIS CONSENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO ILLINOIS CHOICE OF LAW DOCTRINE.

     9.   Acknowledgment.  Each Company hereby waives, discharges and forever releases the Administrative Agent and each of the Lenders, and each of said Person’s employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions that either Company has or may have had at any time through (and including) the date of this Consent, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to either Company or whether any such claims, causes of action, allegations or assertions arose as a result of the Administrative Agent’s or any Lender’s actions or omissions in connection with the Credit Agreement, including any amendments or modifications thereto, or otherwise.

[signature pages follow]

     IN WITNESS WHEREOF, this Consent has been duly executed and delivered as of the day and year first above written.

AKORN, INC.

By:	/s/ Jeffrey A. Whitnell

Title:	Chief Financial Officer

AKORN (NEW JERSEY), INC.

By:	/s/ Jeffrey A. Whitnell

Title:	Chief Financial Officer

LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent and Lender

By:	/s/ Patrick J. O’Toole

Title:	Vice President